     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2000

                                                 REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            CAPITAL AUTOMOTIVE REIT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    MARYLAND                                        54-1870224
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                                                                 THOMAS D. ECKERT
                                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                             CAPITAL AUTOMOTIVE REIT
        1420 SPRING HILL ROAD, SUITE 525                 1420 SPRING HILL ROAD, SUITE 525
             MCLEAN, VIRGINIA 22102                           MCLEAN, VIRGINIA 22102
                 (703) 288-3075                                   (703) 288-3075
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE        (NAME, ADDRESS, INCLUDING ZIP CODE, AND
    NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S         TELEPHONE NUMBER, INCLUDING AREA CODE,
         PRINCIPAL EXECUTIVE OFFICES)                        OF AGENT FOR SERVICE)

                                With a copy to:
                            SYLVIA M. MAHAFFEY, ESQ.
                                  SHAW PITTMAN
                              2300 N STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-8000
                            ------------------------

    APPROXIMATE DATE THE REGISTRANT PROPOSES TO BEGIN SELLING SECURITIES TO THE
PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF SECURITIES             AMOUNT TO           OFFERING PRICE          AGGREGATE             AMOUNT OF
       TO BE REGISTERED           BE REGISTERED(1)        PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
Interest, par value $.01 per
share                                2,000,000              $12.0625            $24,125,000              $6,369
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required in the event of a share dividend, reverse share split, split-up, recapitalization or other similar event. Pursuant to Rule 429 under the Securities Act of 1933, as amended.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low reported sales prices for the registrant's common shares of beneficial interest, as reported on The Nasdaq National Market on April 5, 2000.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement is to become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on the date the SEC, acting under Section 8(a), determines.

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--------------------------------------------------------------------------------

   THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND DOES NOT SOLICIT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 6, 2000
PROSPECTUS

                            CAPITAL AUTOMOTIVE REIT

                           [CAPITAL AUTOMOTIVE LOGO]

                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN
                 2,000,000 COMMON SHARES OF BENEFICIAL INTEREST

     Our dividend reinvestment and share purchase plan provides an economical and convenient way for current shareholders, holders of the units of Capital Automotive, L.P. and other interested new investors to invest in our common shares. Through participation in the plan, you will have the opportunity to:

     - Arrange to have dividends on all or a portion of your common shares, or distributions on all or a portion of your partnership units, reinvested in common shares at a discount (currently 3%).

     - Make optional cash payments of $500 to $10,000 per month to purchase common shares at a discount (currently 3%).

     - Make automatic monthly investments of $500 to $10,000 by authorizing electronic funds transfers from your banking or checking accounts to purchase common shares at a discount (currently 3%).

     - In some instances, subject to our approval, make optional cash payments in excess of $10,000 to purchase common shares, at a discount of 0% to 5% as we determine in our sole discretion.

     Our common shares are quoted on the Nasdaq National Market under the symbol "CARS." On April 5, 2000, the closing sales price of our common shares as reported on the Nasdaq National Market was $12.0625 per share.

     To maintain our qualification as a real estate investment trust, we limit the transfer of our common shares. No person may own more than 9.9% of our outstanding shares or 9.9% of our outstanding convertible preferred stock, as determined under the attribution rules of the Internal Revenue Code, subject to statutory exceptions.

     You should be aware that an investment in our common shares involves various risks. See "Risk Factors" on Page 3 and in our Current Report on Form 8-K/A filed on January 19, 2000, which is incorporated into our prospectus by reference.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                   THE DATE OF THIS PROSPECTUS IS           .

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If the Commission's rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement for a complete description. You should rely only on the information in our prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in our prospectus or any incorporated document is accurate as of any date other than the date of the document.

     Capital Automotive REIT is a Maryland real estate investment trust formed in October 1997. Capital Automotive L.P. is a Delaware limited partnership formed in October 1997. Capital Automotive REIT owns interests in real estate through Capital Automotive L.P. and its subsidiaries and is the sole general partner of Capital Automotive L.P. References to "we," "us" or "our" refer to Capital Automotive REIT or, if the context requires, Capital Automotive L.P. and our business and operations conducted through Capital Automotive L.P. and/or directly or indirectly owned subsidiaries. As appropriate, Capital Automotive L.P. and its direct and indirect subsidiaries are referred to as the Partnership. In the section captioned "Federal Income Tax Consequences," Capital Automotive L.P. is referred to as the Partnership, Capital Automotive REIT is referred to as the Company, and the Partnership, the Company and their subsidiaries are collectively referred to as Capital Automotive Group.

     References to "common shares" or "shares" mean common shares of beneficial interest, par value $.01 per share, of Capital Automotive REIT and references to "units" mean units of limited partnership interest in Capital Automotive L.P. A unitholder may exercise his rights under the partnership agreement of Capital Automotive L.P. to have his units redeemed, at which time Capital Automotive REIT may issue common shares in exchange for such units on a one-for-one basis or may pay cash in exchange for such units.

                              SUMMARY OF THE PLAN

     The following summary of our dividend reinvestment and share purchase plan may omit information that may be important to you. You should carefully read the entire text of the plan contained in this prospectus before you decide to participate in the plan.

PARTICIPATION:                            Participation in the plan allows you
                                          to purchase our common shares at a
                                          discount from the market price of the
                                          shares.

ENROLLMENT IF YOU OWN SHARES OR
UNITS: You can participate in the plan if you currently own either our common shares or units by submitting a completed authorization form to the plan's administrator, American Stock Transfer & Trust Company. You may obtain an authorization form from the plan administrator. You may participate directly in the plan only if you hold common shares or units in your own name. If you hold shares or units through a brokerage or other custodial account, you may arrange to have your broker or other custodian participate on your behalf.

INITIAL INVESTMENT IF YOU DO NOT OWN
SHARES OR UNITS:                          If you do not own any common shares or
                                          units, you can participate in the plan
                                          by making an initial investment in
                                          common shares through the plan, with a
                                          minimum initial investment of $500 at
                                          a discount (currently 3%) and without
                                          paying fees.

REINVESTMENT OF DIVIDENDS AND
DISTRIBUTIONS:                            You can reinvest your cash dividends
                                          on some or all of your common shares.
                                          Similarly, you can invest some or all
                                          of your cash distributions on your
                                          units. You will be able to purchase
                                          additional common shares by
                                          reinvesting your dividends or
                                          distributions, at a discount
                                          (currently 3%) and without paying
                                          fees. Shares purchased under the plan
                                          will be purchased on the "investment
                                          date" in each month. The investment
                                          date for shares purchased pursuant to
                                          dividend reinvestments generally will
                                          be the quarterly dividend payment date
                                          declared by our Board of Trustees. To
                                          commence dividend reinvestments for
                                          any particular quarterly dividend, the
                                          plan administrator must receive a
                                          completed authorization form at
                                          least five business days before the
                                          record date for such quarterly
                                          dividend, except in the case of the
                                          dividend to be paid in May 2000, the
                                          plan administrator may receive a
                                          completed authorization form up to six
                                          days after the record date for such
                                          dividend.

OPTIONAL CASH PAYMENTS:                   After you enroll in the plan, you can
                                          buy common shares at a discount
                                          (currently 3%) and without paying
                                          fees. You can invest a minimum of $500
                                          to a maximum of $10,000 in any one
                                          month. The investment date for shares
                                          acquired pursuant to optional cash
                                          payments will generally be the first
                                          business day of each month. The
                                          deadline for submitting optional cash
                                          payments is the business day before
                                          the start of the five-day period in
                                          which the price of the shares to be
                                          purchased is determined. Generally,
                                          this date will be the sixth business
                                          day prior to the end of the month
                                          preceding the investment date. Payment
                                          may be by check, money order or wire
                                          transfer. In addition, shareholders
                                          who hold their shares in the name of a
                                          bank, broker or other nominee must
                                          also submit a broker & nominee form to
                                          the plan administrator five business
                                          days before the deadline for
                                          submitting optional cash payments.

WAIVERS OF MAXIMUM MONTHLY LIMIT ON
OPTIONAL CASH PAYMENTS:                   Under some circumstances, we may
                                          approve a written request to waive the
                                          $10,000 per month limit on optional
                                          cash payments. These requests must be
                                          submitted to us by facsimile at least
                                          two business days prior to the
                                          deadline for submitting optional cash
                                          payments. We will accept or reject the
                                          request no later than one business day
                                          prior to the deadline for submitting
                                          optional cash payments. If we grant
                                          the waiver, you must submit our
                                          written waiver along with payment no
                                          later than the deadline for submitting
                                          optional cash payments.

SOURCE OF SHARES:                         The administrator of the plan will
                                          purchase common shares in one of the
                                          following ways: (i) directly from us
                                          as newly issued common
                                          shares, or (ii) from parties other
                                          than us, either in the open market or
                                          in privately negotiated transactions.

PURCHASE PRICE:                           The purchase price of common shares
                                          under the plan depends on how you
                                          purchase the shares and on whether we
                                          issue new shares to you or the plan
                                          obtains your shares by purchasing them
                                          in the open market.

                                               Reinvested Dividends and
                                             Distributions and Optional Cash
                                             Payments of $10,000 or Less: The
                                             purchase price for common shares
                                             that the plan administrator
                                             purchases directly from us
                                             initially will be 97% of the market
                                             price of the common shares. We
                                             determine the market price of the
                                             common shares by taking the average
                                             of the daily high and low sales
                                             prices of our common shares on the
                                             Nasdaq National Market over a
                                             period of five trading days
                                             preceding the investment date,
                                             which is generally the first
                                             business day of each month. The
                                             discount from the purchase price
                                             for common shares that the plan
                                             administrator purchases directly
                                             from us may be changed by us from
                                             time to time, provided that the
                                             discount will not exceed 5% of the
                                             market price of the common shares.
                                             If you are a participant in the
                                             plan, you will be provided with at
                                             least 30 days' prior written notice
                                             of any change in this discount.

                                               Optional Cash Payments Greater
                                             than $10,000:  The purchase price
                                             for common shares that the plan
                                             administrator purchases directly
                                             from us will be the market price of
                                             the common shares less a discount
                                             that we may elect to offer in
                                             connection with a waiver of the
                                             $10,000 limit, provided that the
                                             discount will not exceed 5% of the
                                             market price of the common shares.
                                             The market price for optional cash
                                             payments in excess of $10,000 is
                                             determined in the same
                                             manner as for optional cash
                                             payments of less than $10,000,
                                             except that we may set a threshold
                                             price that the average of the daily
                                             high and low prices of our common
                                             shares on the Nasdaq National
                                             Market must exceed for that day's
                                             average to be included in the
                                             calculation of the market price. We
                                             will refund a proportionate amount
                                             of the investment for every day in
                                             which the average of the daily high
                                             and low prices does not equal or
                                             exceed the threshold price. We will
                                             set the discount and the threshold
                                             price, if any, five business days
                                             before the deadline for submitting
                                             optional cash purchases. Written
                                             notice of the applicable discount
                                             and/or threshold price at any time
                                             will not be provided to you. You
                                             must call us to obtain the
                                             applicable discount then in effect.

                                          The purchase price for any common
                                          shares you purchase through the plan
                                          that the plan administrator purchases
                                          from parties other than us, either on
                                          the open market or in privately
                                          negotiated transactions, will be 97%
                                          of the average price per share
                                          actually paid by the plan
                                          administrator, excluding any brokerage
                                          commissions. The discount from the
                                          purchase price for common shares that
                                          the plan administrator purchases from
                                          parties other than us, either on the
                                          open market or in privately negotiated
                                          transactions, may be changed by us
                                          from time to time, provided that the
                                          aggregate amount of any applicable
                                          brokerage commissions paid by the plan
                                          administrator and any discount from
                                          the average price per share actually
                                          paid by the plan administrator will
                                          not exceed 5% of the market price of
                                          the common shares.

                                          Optional cash investments of less than
                                          $500 and that portion of any optional
                                          cash investment in excess of the
                                          maximum monthly purchase limit of
                                          $10,000, unless we have waived such
                                          maxi-
                                          mum limit, will be returned to you
                                          without interest.

TRACKING YOUR INVESTMENT:                 You will receive periodic statements
                                          of the transactions made in your plan
                                          account. These statements will provide
                                          you with details of the transactions
                                          and will indicate the share balance in
                                          your plan account.

ADMINISTRATION AND PLAN
ADMINISTRATOR:                            American Stock Transfer & Trust
                                          Company initially will serve as the
                                          plan administrator of the plan. You
                                          should send all correspondence with
                                          the administrator to:

                                          American Stock Transfer & Trust
                                          Company
                                          40 Wall Street
                                          New York, N.Y. 10005
                                          Attn: Dividend Reinvestment Department

                                          Please mention Capital Automotive REIT
                                          and this plan in all correspondence.
                                          In addition, you may call the plan
                                          administrator at (800) 278-4353.

     You may also request that any or all shares held in the plan be sold by the plan administrator on your behalf for a nominal fee. This fee, any brokerage costs and any applicable stock transfer taxes on the sale of such shares all will be deducted by the plan administrator, and the balance will be sent to you.

                                  RISK FACTORS

     Our prospectus, including our documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act. Also, documents that we subsequently file with the SEC and that are incorporated by reference will contain forward-looking statements. When we refer to forward-looking statements or information, sometimes we use words such as "may," "will," "could," "should," "plans," "intends," "expects," "believes," "estimates," "anticipates" and "continues." In particular, the risk factors included or incorporated by reference in our prospectus describe forward-looking information. The risk factors are not all inclusive, particularly with respect to possible future events. Other parts of, or documents incorporated by reference into, our prospectus may also describe forward-looking information. Many things can happen that can cause our actual results to be very different than those described. These factors include:

     - risks that the Company's tenants will not pay rent or that the Company's operating costs will be higher than expected;

     - risks of interest rate fluctuations impacting future acquisitions;

     - risks that additional acquisitions may not be consummated; and

     - environmental and other risks associated with the acquisition and leasing of automotive properties.

     You should carefully review the risks and the risk factors incorporated by reference from our Form 8-K/ A filed on January 19, 2000, as well as the other information in this prospectus or referred to in this prospectus, before buying our common shares.

                               CAPITAL AUTOMOTIVE

     Our primary business purpose is to own and lease real estate properties (land, buildings and other improvements) to operators of franchised automobile dealerships, motor vehicle service, repair or parts businesses and related businesses. In our prospectus, we use the term dealerships to refer to these types of businesses that are operated on our properties. Our strategy focuses on acquiring real estate used by multi-site, multi-franchised dealerships located primarily in major metropolitan areas throughout the United States.

     As of March 31, 2000, we invested approximately $944 million in properties. As of March 31, 2000, we owned 230 properties located in 27 states, a total of approximately 1,302 acres of land containing approximately 8.1 million square feet of buildings and improvements. Our tenants operate 351 motor vehicle franchises on these properties, representing 39 brands of motor vehicles, consisting of Acura, Audi, BMW, Buick, Cadillac, Chevrolet, Chrysler, Daewoo, Dodge, Dodge Trucks, Ford, Freightliner, GMC, GMC Truck, Honda, Hyundai, Infiniti, Isuzu, Jaguar, Jeep, Kia, Land Rover, Lexus, Lincoln-Mercury, Mazda, Mercedes-Benz, Mitsubishi, Nissan, Oldsmobile, Plymouth, Pontiac, Porsche, Saab, Saturn, Subaru, Suzuki, Toyota, Volkswagen and Volvo.

     We focus on buying properties from third parties that have a long history of operating multi-site, multi-franchised dealerships. In our prospectus, we use the term dealer group to refer to a group of related persons and companies who sell us properties. We also use the terms dealer group, tenant or lessee to refer to the related persons and companies that lease our properties.

     We purchase properties in exchange for cash, units of limited partnership interest in Capital Automotive, L.P. ("units"), the assumption of existing debt, new debt, or a combination of any of the four. We generally lease our properties to established, creditworthy tenants, for an initial term of ten to 20 years. We usually give the tenant the option to renew the lease on similar terms and conditions for one or more additional periods of five to ten years each. We typically require our tenants to pay all operating expenses of the property, including all real estate taxes and assessments, utilities, insurance, repairs, maintenance and other expenses. This type of lease is commonly known as a triple-net lease.

     When we evaluate dealer groups and potential properties for purchase, we consider such factors as:

     - the management and operating experience of the dealer group;

     - the adequacy of a dealer group's historical, current and forecasted financial position and cash flow;

     - the value of the land, buildings and other improvements;

     - the construction quality, condition and design of the dealership buildings and other improvements located on the property;

     - the type of franchises operated by the dealer group;

     - the geographic area in which the property is located; and

     - the environmental condition of the real estate.

     We have, and will continue to, borrow funds to buy properties. As of March 31, 2000, we had mortgage indebtedness totaling $507.2 million (consisting of approximately $488.9 million of fixed rate indebtedness and approximately $18.3 million of variable rate indebtedness), secured by approximately 200 properties, and had a $50 million revolving secured credit facility from a financial institution, under which $8.6 million was outstanding at March 31, 2000. In addition, during the first quarter of 2000, we entered into an agreement with a financial institution for a $100 million secured revolving credit facility which will provide interim real estate financing, under which no amounts were outstanding as of March 31, 2000. We continue to have discussions with several financial institutions to obtain additional unsecured, partially secured or secured loans or credit facilities, the amount and terms of which have not been determined. We may also issue equity or debt securities, including preferred equity and senior or subordinated notes. These securities may be secured by properties or leases. We have adopted a policy to limit debt to approximately 65% of our assets (calculated as total assets plus accumulated depreciation). As of

March 31, 2000, our debt was approximately 53% of our assets. This policy may be changed by our Board of Trustees at any time without shareholder approval.

     As a real estate investment trust, we acquire properties through our direct and indirect subsidiaries, including Capital Automotive, L.P., and manage our business in a manner that is intended to be consistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations of the Internal Revenue Service that govern taxation of real estate investment trusts. We have paid, and expect to continue to pay, regular cash dividends to our shareholders. It also is our objective to provide our shareholders the opportunity for increased dividends from increasing annual rental income; to preserve and protect the investments of our shareholders; and to provide our shareholders with the opportunity to increase the value of their investments.

     We are a self-administered and self-managed real estate investment trust, meaning that our trustees, officers and employees manage and administer our business. Our executive officers are Thomas D. Eckert, President and Chief Executive Officer; David S. Kay, Vice President and Chief Financial Officer; John M. Weaver, Vice President, Secretary and General Counsel; and Peter C. Staaf, Vice President and Treasurer.

     Our principal executive office is located at 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102 and our telephone number is (703) 288-3075.

                                USE OF PROCEEDS

     We will receive proceeds from the sale of common shares that the plan administrator purchases directly from us. We will not receive proceeds from the sale of common shares that the plan administrator purchases in the open market or in privately negotiated transactions. We are required by the terms of the Second Amended and Restated Partnership Agreement of Capital Automotive, L.P. to invest the net proceeds of any sale of common shares in the partnership in exchange for additional partnership units. The partnership intends to use the net proceeds from our sale of common shares that the plan administrator purchases directly from us for future acquisitions of properties, repayment of debt and general corporate purposes. We cannot estimate either the number of common shares or the prices of the shares that we will sell in connection with the plan.

                        TERMS AND CONDITIONS OF THE PLAN

     The following questions and answers explain and constitute our Dividend Reinvestment and Share Purchase Plan, which we refer to as the "plan," as in effect beginning April 6, 2000. If you decide not to participate in the plan, you will receive cash dividends, as declared and paid in the usual manner.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

     The primary purpose of the plan is to provide current shareholders and unitholders and interested new investors with an economical and convenient way to increase their investment in Capital Automotive. Current shareholders and unitholders are permitted to invest cash dividends or distributions in common shares without paying any brokerage commission or service charge and at a discount from the market price. Current shareholders, current unitholders and new investors also may invest optional cash payments in common shares at a discount from the market price and without paying any brokerage commission or service charge.

     We may also use the plan to raise additional capital through the sale each month of a portion of the shares available for issuance under the plan to purchasers of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. These sales will be made through our ability to waive limitations on the maximum amount of any optional cash payments.

     The plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions which engage in short-term trading activities that could cause aberrations in the overall trading volume of our common shares. From time to time, financial intermediaries may engage in positioning transactions in order to benefit from the discount from the market price for common shares acquired through the reinvestment of dividends and distributions and optional cash payments under the plan. These transactions may cause fluctuations in the trading volume of our common shares. We reserve the right to modify, suspend or terminate participation in this plan by otherwise eligible holders of common shares in order to eliminate practices which are not consistent with the purposes of the plan.

OPTIONS AVAILABLE TO PARTICIPANTS

INFORMATION ON HOW TO PARTICIPATE IN THE PLAN IS SET FORTH IN QUESTIONS 5 THROUGH 13.

2. WHAT ARE MY INVESTMENT OPTIONS UNDER THE PLAN?

     Once enrolled in the plan, you may purchase common shares through the following investment options.

     DIVIDEND REINVESTMENT PROGRAM. Current holders of common shares or units, and interested new investors that are not currently shareholders or unitholders and who agree to make an initial investment in common shares, may elect to have all, a portion or none of their cash dividends paid on their common shares or distributions paid on their units automatically reinvested in common shares through the dividend reinvestment program. Cash dividends are paid on common shares when and as declared by our Board of Trustees, generally on a quarterly basis. Cash distributions on units are also generally made quarterly. Subject to the availability of common shares registered for issuance under the plan, there is no limitation on the amount of dividends or distributions you may reinvest under the dividend reinvestment program.

     SHARE PURCHASE PROGRAM. Each month, current holders of common shares or units, and interested new investors that are not currently shareholders or unitholders and who agree to make an initial investment in common shares, may elect to invest optional cash payments in common shares, subject to a minimum monthly purchase limit of $500 and a maximum monthly purchase limit of $10,000. You may elect to make optional cash payments through electronic funds transfers from your banking or checking accounts. We may, at our discretion, waive the maximum limit upon your written request. See Question 20 to learn how to request a waiver. You may make optional cash payments each month even if dividends on your shares or distributions on your units are not being reinvested and even if a dividend or distribution has not been declared. You may, but are not required to, enroll any common shares purchased through the plan into the dividend reinvestment program. (To designate these shares for participation in the dividend reinvestment program, make the appropriate election on the authorization form described in Question 12.)

3. HOW CAN I CHANGE MY INVESTMENT OPTIONS?

     You may change your investment options at any time by requesting a new authorization form and returning it to the plan administrator at the address set forth in Question 7. Any authorization form which is returned to the plan administrator to change your investment options will be effective in accordance with the schedule described in Question 11.

ADVANTAGES AND DISADVANTAGES

4. WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

     Before deciding whether to participate in the plan, you should consider the following advantages and disadvantages of the plan.

     ADVANTAGES.

     - The plan provides you with the opportunity to reinvest cash dividends paid on all or a portion of your common shares or cash distributions paid on all or a portion of your units towards the purchase of additional common shares at a discount from the market price of the common shares (currently 3%).

     - The plan provides you with the opportunity to make monthly investments of optional cash payments, subject to a minimum of $500 and a maximum of $10,000 (unless the maximum limit is waived by us), for the purchase of common shares at a discount from the market price (currently 3%). In addition, you have the flexibility to make these optional cash investments on a regular or occasional basis.

     - There are no costs associated with the plan that you must pay, except for certain costs if you decide to sell common shares you purchased through the plan (see Question 21 for a description of these costs). You will not pay brokerage commissions or service fees to purchase common shares through the plan.

     - As noted above, you will have the convenience of having all or a portion of your cash dividends automatically reinvested in additional common shares. In addition, since the plan administrator will credit fractional common shares to your plan account, you will receive full investment of your dividends and optional cash investments. (See Questions 16 and 23.)

     - You will have the option of having your share certificates held for safekeeping by the plan administrator, insuring your protection against loss, theft or destruction of the certificates representing your common shares.

     - You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your plan account, including purchases, sales and latest balances. (See Question 22.)

     - At any time, you may direct the plan administrator to sell or transfer all or a portion of the common shares held in your plan account. (See Question 21.)

     DISADVANTAGES.

     - No interest will be paid by us or the plan administrator on dividends and distributions or optional cash payments held pending reinvestment or investment. In addition, optional cash payments of less than $500 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $10,000 (unless this upper limit has been waived), are subject to return to you without interest. Moreover, purchases above the $10,000 limit that have been granted a waiver will also be subject to return to you without interest in the event that the threshold price, if any (see Question 20), is not met for any trading day during the related five-day period in which the price of the common shares is determined.

     - You may not know the actual number of common shares that you have purchased until after the investment date.

     - Your participation in the dividend reinvestment program will result in you being treated, for federal income tax purposes, as having received a distribution equal to the market price (and not the purchase price, as discounted) of the common shares on the date actually acquired from us. In addition, you will be treated as having received a distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common shares by the plan administrator from parties other than us. Such distributions will be taxable as dividends to the extent of our earnings and profits. These dividends may give rise to a liability for the payment of income tax without providing you with the immediate cash to pay the tax when it becomes due.

     - If you elect to make optional cash payments, you may be treated, for federal income tax purposes, as having received a distribution equal to the excess, if any, of the market price of the common shares on the date actually acquired from us over the amount of the optional cash payment (the purchase price, as discounted). In addition, you may be treated as having received a distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common shares by the plan administrator from parties other than us. Such distributions will be taxable as dividends to the extent of our earnings and profits. These dividends may give rise to a liability for the payment of income tax without providing you with the immediate cash to pay the tax when it becomes due.

     - If you decide to make optional cash payments, your cash payments may be exposed to changes in market conditions for a longer period of time than in the case of typical secondary market transactions because optional cash payments must be received by the plan administrator by the deadline for optional cash payments, which is currently six business days before the common shares are acquired from us.

     - Resales of common shares credited to your plan account will involve a nominal fee per transaction to be deducted from the proceeds of the sale by the plan administrator (if you request the plan administrator to make such resale), plus any brokerage commission and any applicable stock transfer taxes on the resales. (See Question 21.)

     - You cannot pledge common shares deposited in your plan account until the shares are withdrawn from the plan.

ADMINISTRATION AND PLAN ADMINISTRATOR

5. WHO ADMINISTERS THE PLAN?

     We have appointed American Stock Transfer and Trust Company to be the plan administrator.

6. WHAT ARE THE RESPONSIBILITIES OF THE PLAN ADMINISTRATOR?

     The plan administrator's responsibilities include:

     - administration of the plan;

     - acting as your agent;

     - keeping records of all plan accounts;

     - sending statements of activity to each participant;

     - purchasing and selling, on your behalf, all common shares under the plan; and

     - the performance of other duties relating to the plan.

     HOLDING SHARES. If you purchase shares through optional cash payments and do not choose to have the dividends that are paid with respect to these shares reinvested, the plan administrator will send share certificates to you. The plan administrator will hold any shares you choose to enroll in the dividend reinvestment program and will register them in the plan administrator's name (or that of its nominee) as your agent.

     RECEIPT OF DIVIDENDS. As record holder for the plan shares, the plan administrator will receive dividends on all plan shares held on the dividend record date, will credit these dividends to your plan account on the basis of whole or fractional plan shares held in such account, and will automatically reinvest such dividends in additional common shares. Any remaining portion of cash dividends not designated for reinvestment will be sent to you.

     OTHER RESPONSIBILITIES. The plan administrator also acts as dividend disbursing agent, transfer agent and registrar for our common shares. If the plan administrator resigns or otherwise ceases to act as plan administrator, we will appoint a new plan administrator to administer the plan.

7. HOW DO I CONTACT THE PLAN ADMINISTRATOR?

     You should send all correspondence with the administrator to:

                    American Stock Transfer & Trust Company
                                 40 Wall Street
                              New York, N.Y. 10005
                     Attn: Dividend Reinvestment Department

     Please mention Capital Automotive REIT and this plan in all correspondence. In addition, you may call the plan administrator at (800) 278-4353.

PARTICIPATION

     For purposes of this section, responses are generally directed (a) to existing shareholders and unitholders, according to the method by which their shares or units are held, or (b) to investors who are not currently shareholders or unitholders but would like to make an initial purchase of common shares to become a participant.

     Existing shareholders and unitholders are either "record owners" or "beneficial owners." You are a record owner if you own common shares or units in your own name. You are a beneficial owner if you own common shares or units that are registered in a name other than your own name (for example, the shares are held in the name of a broker, bank or other nominee). A record owner may participate directly in the plan. If you are a beneficial owner, however, you will either have to become a record owner by having one or more shares transferred into your name or coordinate your participation through the broker, bank or other nominee in whose name your shares are held.

8. WHO IS ELIGIBLE TO PARTICIPATE?

     The following persons are eligible to participate in the plan:

     RECORD OWNERS. All record owners (shareholders whose shares are held in their name on the records kept by our transfer agent) of common shares and units are eligible to participate directly in this plan.

     BENEFICIAL OWNERS. Beneficial owners (shareholders whose shares are held in the name of a broker, bank or other nominee on the records kept by our transfer agent) of common shares may participate in two ways. A beneficial owner may participate directly by becoming a record owner by having one or more shares transferred into his or her name from that of the applicable broker, bank or other nominee. Alternatively, a beneficial owner may seek to arrange with the broker, bank or other nominee that is the record owner of his or her shares to participate on the beneficial owner's behalf.

     NON-SHAREHOLDERS AND NON-UNITHOLDERS. Individuals who do not presently own any common shares or units (as either a record owner or beneficial owner) may participate in the plan by making an initial cash purchase of common shares through the plan's share purchase program.

9. ARE THERE LIMITATIONS ON PARTICIPATION IN THE PLAN OTHER THAN THOSE DESCRIBED ABOVE?

     FOREIGN LAW RESTRICTIONS. You may not participate in the plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or reside. If you are a citizen or resident of a country other than the United States, you should confirm that by participating in the plan you will not violate local laws governing, among other things, taxes, currency and exchange controls, stock registration and foreign investments.

     REIT QUALIFICATION RESTRICTIONS. In order for us to maintain our qualification as a REIT, not more than 50% in value of any class or series of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code). We may terminate, by written notice at any time, any participant's individual participation in the plan if such participation would be in violation of the restrictions contained in our Amended and Restated Declaration of Trust or Amended and Restated Bylaws, as amended. These restrictions prohibit any shareholder, directly or indirectly, from beneficially owning more than 9.9% (or 15% for certain investors that will be "looked through" under the Internal Revenue Code for purposes of the foregoing REIT qualification requirement) of any class or series of our outstanding capital stock. Any attempted transfer or acquisition of capital stock that would create a direct or indirect ownership of capital stock in excess of this limit or otherwise result in our disqualification as a REIT will be null and void. Our Amended and Restated Declaration of Trust provides that capital stock subject to this limitation is subject to various rights that we have to enforce this limitation, including conversion of the shares into nonvoting stock and transfer to a trust. This summary of the ownership limitation is qualified in its entirety by reference to our Amended and Restated Declaration of Trust, as amended from time to time. We reserve the right to invalidate any purchases made under the plan that we determine, in our sole discretion, may violate the 9.9% ownership limit. Any grant of a request for waiver of the maximum monthly optional cash purchase will not be deemed to be a waiver of such ownership limits.

     EXCLUSION FROM PLAN FOR SHORT-TERM TRADING OR OTHER PRACTICES. You should not use the plan to engage in short-term trading activities that could change the normal trading volume of the common shares. If you do engage in short-term trading activities, we may prevent you from participating in the plan. We reserve the right to modify, suspend or terminate participation in the plan, by otherwise eligible holders of common shares or units, in order to eliminate practices which we determine, in our sole discretion, are not consistent with the purposes or operation of the plan or which may adversely affect the price of the common shares.

     RESTRICTIONS AT OUR DISCRETION. In addition to the restrictions described above, we reserve the right to prevent you from participating in the plan for any other reason. We have the sole discretion to exclude you from or terminate your participation in the plan.

10. HOW DO I ENROLL IN THE PLAN?

     RECORD OWNERS. Record owners may join the plan by completing and signing an authorization form (see Question 12) and returning it to the plan administrator. Authorization forms may be obtained at any time by written request or by telephoning the plan administrator at the address and telephone number provided in Question 7.

     BENEFICIAL OWNERS. Beneficial owners who wish to join the plan must instruct their broker, bank or other nominee to arrange participation in the plan on the beneficial owner's behalf. The broker, bank or other nominee should then make arrangements with its securities depository and the securities depository will provide the plan administrator with the information necessary to allow the beneficial owner to participate in the plan.

     If a beneficial owner wishes to participate in the share purchase program and make optional cash payments for the purchase of common shares, a broker and nominee form (which we refer to as a "B & N Form," see Question 13) must also be sent to the plan administrator for the broker, bank or other nominee to participate in the share purchase program on behalf of the beneficial owner. To facilitate participation by beneficial owners, we have made arrangements with the plan administrator to reinvest dividends and accept optional cash payments under the share purchase program by record holders such as brokers, banks and other nominees, on behalf of beneficial owners. If you are an interested beneficial owner, be sure that your broker, bank or other nominee passes along the proceeds of any applicable discount to your account.

     Alternatively, a beneficial owner may simply request that the number of shares the beneficial owner wishes to be enrolled in the plan be reregistered by the broker, bank or other nominee in the beneficial owner's own name as record owner in order to participate directly in the plan.

     NON-SHAREHOLDERS AND NON-UNITHOLDERS. Non-shareholders and non-unitholders may join the plan as a record owner by making an initial investment in an amount of at least $500 and up to a maximum of $10,000 (unless we specifically waive the maximum limit). The non-shareholder/non-unitholder should complete the portions of the authorization form for a non-sharehold-er/non-unitholder wishing to become a participant and should designate the amount of the initial purchase of common shares. At the same time, the new participant may designate all or none of the purchased shares to be enrolled in the dividend reinvestment program. The authorization form should be returned to the plan administrator, with payment, on or before the applicable dates described in Question 11.

     OPTIONAL CASH PAYMENTS THROUGH ELECTRONIC FUNDS. You may elect to have optional cash payments made through electronic fund transfers by completing an automatic cash investment application, which is available from the plan administrator. This form must be accompanied by a voided bank check or deposit slip for the account from which you authorize the plan administrator to draw the funds. Once the form is received and processed (which normally takes approximately two weeks) funds will automatically be deducted from the designated account on the deadline for submitting optional cash payments for each investment date and will be invested on such investment date. Electronic fund transfers are subject to the same monthly dollar maximum and minimum as other optional cash payments.

11. WHEN WILL MY PARTICIPATION IN THE PLAN BEGIN?

     If you are a current shareholder or unitholder and your authorization form (see Question 12) is received by the plan administrator at least five business days before the record date established for a particular dividend, reinvestment will commence with that dividend, except in the case of the dividend to be paid in May 2000, the plan administrator may receive a completed authorized form up to six days after the record date for such dividend. If your authorization form is received less than five business days before the record date established for a particular dividend, reinvestment will begin on the dividend payment date following the next record date if you are, or your broker, bank or other nominee is, still a record owner. Additionally, if you have submitted your authorization form and thus, are enrolled in the plan and you wish to make optional cash payments to purchase shares under the share purchase program, the plan administrator must receive full payment by one business day before the start of the five-day period in which we determine the price of the common shares.

     In the case of current non-shareholders/non-unitholders making an initial investment, both the authorization form and full payment of their designated initial investment must be received by one business day before the start of the five-day period in which we determine the price of the common shares.

     ONCE YOU ENROLL IN THE PLAN, YOU WILL REMAIN ENROLLED IN THE PLAN UNTIL YOU WITHDRAW FROM THE PLAN, WE TERMINATE YOUR PARTICIPATION IN THE PLAN OR WE TERMINATE THE PLAN.

12. WHAT DOES THE AUTHORIZATION FORM PROVIDE?

     The authorization form appoints the plan administrator as your agent and directs us to pay to the plan administrator, on the applicable record date the cash dividends on your common shares or distributions on your units that are enrolled in the dividend reinvestment program, including all whole and fractional common shares that are subsequently credited to your plan account, as they are added with each reinvestment or optional cash purchase designated for reinvestment. These cash dividends with respect to shares enrolled in the dividend reinvestment program will be automatically reinvested by the plan administrator in common shares. Any remaining cash dividends not enrolled in the dividend reinvestment program will be paid directly to you.

     Additionally, the authorization form directs the plan administrator to purchase common shares with your optional cash payments, if any, and whether to enroll all or none of such purchased shares in the dividend reinvestment program. See Question 13 for a discussion of the B & N Form, which is required to be used for optional cash payments if you are the beneficial owner, but not the record owner, of your common shares.

     The authorization form provides for the purchase of initial or additional common shares through the following investment options:

     - "Full Dividend Reinvestment" -- If this option is elected, the plan administrator will apply all cash dividends on all common shares then or subsequently registered in your name, and all cash dividends on all plan shares (except as otherwise directed under "Optional Cash Payments" below), together with any optional cash payments, toward the purchase of additional plan shares.

     - "Partial Dividend Reinvestment" -- If this option is elected, the plan administrator will apply all cash dividends on only the number of common shares then or subsequently registered in your name and specified on the authorization form and all cash dividends on all plan shares (except as otherwise directed under "Optional Cash Payments" below), together with any optional cash payments, toward the purchase of additional plan shares.

     - "Optional Cash Payments" -- If this option is elected, the plan administrator will apply any optional cash payments made by you to the purchase of additional common shares in accordance with the plan and will apply dividends on such additional plan shares.

     UNLESS YOU DESIGNATE ALL OR NONE OF YOUR NEW PLAN SHARES FOR ENROLLMENT IN THE DIVIDEND REINVESTMENT PROGRAM, YOU WILL BE ENROLLED AS HAVING SELECTED THE FULL DIVIDEND REINVESTMENT OPTION. IN ADDITION, IF YOU RETURN A PROPERLY EXECUTED AUTHORIZATION FORM TO THE PLAN ADMINISTRATOR WITHOUT ELECTING AN INVESTMENT OPTION, YOU WILL BE ENROLLED AS HAVING SELECTED THE FULL DIVIDEND REINVESTMENT OPTION.

     You may select any one of the options desired, and the designated options will remain in effect until you specify otherwise by indicating a different option on a new authorization form, by withdrawing some or all shares from the plan in favor of receiving cash dividends or in order to sell your common shares, or until the plan is terminated.

13. WHAT DOES THE B & N FORM PROVIDE?

     If you are a beneficial owner of common shares and wish for the broker, bank or other nominee in whose name your shares are held to participate in the plan on your behalf, the broker, bank or other nominee must complete a B & N Form. The B & N Form provides the only means by which a broker, bank or other nominee may make optional cash payments on your behalf. YOUR BROKER, BANK OR OTHER NOMINEE MUST SUBMIT A B & N FORM TO THE PLAN ADMINISTRATOR EACH TIME

THE BROKER, BANK OR OTHER NOMINEE TRANSMITS OPTIONAL CASH PAYMENTS ON YOUR BEHALF. You, your broker, bank or other nominee may request a B & N Form at any time by contacting the plan administrator at the address set forth in Question
7. Prior to submitting a B & N Form, your broker, bank or other nominee must have submitted a completed authorization form on your behalf.

     The plan administrator must receive the B & N Form and appropriate instructions at least five business days before the deadline for making optional cash payments (See Question 14) or the payment will not be invested until the following investment date.

PURCHASES AND PRICES OF SHARES

14. HOW DOES THE SHARE PURCHASE PROGRAM WORK?

     All current record owners and non-shareholders/non-unitholders who have timely submitted signed authorization forms indicating their intention to participate in this program of the plan, and beneficial owners whose brokers, banks or other nominees have timely submitted authorization forms and a B & N Form indicating their intention to participate in this program are eligible to make optional cash payments during any month, whether or not a dividend is declared. Optional cash payments must be accompanied by an authorization form or a B & N Form, as applicable. Each month the plan administrator will apply any optional cash payment received from a participant by the deadline described below to the purchase of additional common shares for the account of the participant on the following investment date and will enroll all such shares in the dividend reinvestment program unless the participant requests that such shares not be subject to the dividend reinvestment program.

     DEADLINE FOR SUBMITTING OPTIONAL CASH PAYMENTS. Optional cash payments will be invested every month on the related investment date, which will generally be the first business day of each month (See Question 18). The deadline for submitting optional cash payments is one business day prior to the commencement of the five-day period in which the price of the common shares is determined for the applicable investment date. Therefore, the deadline for submitting optional cash payments is generally the sixth business day prior to the end of each month.

     Each month the plan administrator will apply an optional cash payment for which funds are timely received to the purchase of common shares for your account on the next investment date. In order for funds to be invested on the next investment date, the plan administrator must have received a check, money order or wire transfer by the deadline for submitting optional cash payments. Wire transfers may be used only if approved verbally in advance by the plan administrator. Checks and money orders are accepted subject to timely collection as funds and verification of compliance with the terms of the plan. Checks or money orders should be made payable to "American Stock Transfer and Trust Company -- Capital Automotive REIT DRSPP." Checks returned for any reason will not be resubmitted for collection.

     NO INTEREST ON OPTIONAL CASH PAYMENTS. No interest will be paid by us or the plan administrator on optional cash payments pending investment. Since no interest is paid on cash held by the plan administrator, it normally will be in your best interest to defer optional cash payments until shortly before the deadline described above. Generally, optional cash payments received after the deadline will be returned to you without interest at the end of the period in which the price of the common shares is determined.

     REFUNDS OF UNINVESTED OPTIONAL CASH PAYMENTS. Upon written request to the plan administrator received at least five business days prior to the deadline for submitting optional cash payments for the investment date with respect to which optional cash payments have been delivered to the plan administrator, your optional cash payments will be returned to you as soon as practicable. Requests received less than five business days prior to such date will not be returned but instead will be invested on the next related investment date.

     Additionally, a portion of each optional cash payment will be returned by check, without interest, as soon as practicable after the investment date for each trading day of the five-day period in which the price of the common shares is determined in which the price of the common shares does not meet the threshold price, if any, applicable to optional cash payments made pursuant to requests for waiver of the maximum limit on optional cash payments. (See Question 20.)

     Also, each optional cash payment, to the extent that it does not conform to the limitations described in Question 19 will be subject to return to you as soon as practicable.

15. WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

     PURCHASE PRICE AND DISCOUNTS. With respect to reinvested dividends and distributions and with respect to optional cash payments that do not exceed $10,000 (we may establish a separate discount each month applicable to optional cash payments in excess of $10,000), shares purchased directly from us will be purchased for the plan at a discount from the "market price" of the common shares. The discount is currently 3% for both reinvested dividends and distributions and optional cash payments. If shares are purchased from parties other than us, either on the open market or in privately negotiated transactions, we will establish a discount from the "average price per share" actually paid by the plan administrator, excluding any brokerage commissions. The discount for shares purchased from parties other than us is currently 3% for reinvested dividends and optional cash payments. In the case of purchases of common shares from parties other than us, in no event will the aggregate amount of any applicable brokerage commissions paid by the plan administrator and any discount from the average price per share actually paid by the plan administrator exceed the lesser of 5% of the market price of the common shares
(a) at the time of purchase or (b) on the investment date. In the case of purchases directly from us, in no event will the discount from the market price exceed 5% of the market price of the common shares on the investment date.

     Each of the discounts is subject to change from time to time (but will not vary from the range of 0% to 5%) and is also subject to discontinuance at our discretion at any time based on a number of factors, including current market conditions, the level of participation in the plan and our current and projected capital needs. Except with respect to the discount applicable to optional cash payments in excess of the $10,000 limit, we will provide participants with at least 30 days' prior written notice of a change in the applicable discount.

     DETERMINATION OF "MARKET PRICE" AND "AVERAGE PRICE PER SHARE." For purposes of the calculation of the purchase price for shares purchased directly from us, "market price" is equal to the average of the daily high and low sales prices, computed to three decimal places, of the common shares on the Nasdaq National Market or other securities exchange where the common shares are traded, as reported in The Wall Street Journal, during the five (5) days on which the Nasdaq National Market or such other securities exchange is open and for which trades in our common shares are reported immediately preceding the relevant investment date, or, if no trading occurs in our common shares on one or more of such days, for the five (5) days immediately preceding the investment date for which trades are reported.

     For purposes of the calculation of the purchase price for shares purchased from parties other than us, either on the open market or in privately negotiated transactions, "average price per share" is equal to the weighted average of the actual prices paid, computed to three decimal places, for all of the common shares purchased with all participants' reinvested dividends and optional cash payments for the related month.

     PLAN ADMINISTRATOR'S CONTROL OF PURCHASE TERMS. When open market purchases are made by the plan administrator, these purchases may be made on any securities exchange where common shares are traded, in the over-the-counter market or by negotiated transactions, and may be subject to the terms with respect to price, delivery and other matters to which the plan administrator agrees. We do not, and you will not, have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the plan administrator. However, when open market purchases are made by the plan administrator, the plan administrator shall use its best efforts to purchase the shares at the lowest possible price.

16. HOW WILL THE NUMBER OF SHARES PURCHASED FOR MY ACCOUNT BE DETERMINED?

     Your account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount to be invested on your behalf, divided by the applicable discounted price per share, calculated pursuant to the methods described above, as applicable.

     The total amount to be invested will depend on the amount of any dividends or distributions paid on the number of shares or units you own and have designated for reinvestment, and the amount of any optional cash payments you have made and available for investment on the related investment date. Subject to the availability of common shares registered for issuance under the plan, there is no total maximum number of shares available for issuance pursuant to the reinvestment of dividends and distributions.

17. WHAT IS THE SOURCE OF COMMON SHARES PURCHASED UNDER THE PLAN?

     The plan administrator will purchase common shares either directly from us or from parties other than us, either on the open market or through privately negotiated transactions, or by a combination of the foregoing. We will determine the source of the common shares to be purchased under the plan after a review of current market conditions and our current and projected capital needs. We and the plan administrator are not required to provide any written notice to you as to the source of the common shares to be purchased under the plan.

18. WHAT ARE INVESTMENT DATES AND WHEN WILL DIVIDENDS OR OTHER MONEY BE
INVESTED?

     Shares purchased under the plan will be purchased on the "investment date" in each month. The investment date with respect to the common shares acquired pursuant to dividend reinvestments will be (i) if acquired directly from us, the quarterly dividend payment date declared by our Board of Trustees or (ii) in the case of open market purchases, the date or dates of actual investment, but no later than ten (10) business days following the dividend payment date. The investment date for shares acquired pursuant to optional cash payments will be
(i) if acquired directly from us, generally the first business day of each month or (ii) in the case of open market purchases, the date or dates of actual investment, but no later than the last business day of each month.

     For the reinvestment of dividends, the record date is the record date declared by our Board of Trustees for that dividend. Likewise, the dividend payment date declared by the Board of Trustees constitutes the investment date. In the past, record dates for dividends generally have preceded the dividend payment dates by approximately ten days. We historically have paid dividends on or about the 20(th) day of each May, August and November and the last business day of January. We cannot assure you that we will pay dividends according to this schedule in the future, and nothing contained in the plan obligates us to do so. Neither we nor the plan administrator will be liable when conditions, including compliance with the rules and regulations of the Securities and Exchange Commission, prevent the plan administrator from buying common shares or interfere with the timing of purchases. We pay dividends as and when declared by our Board of Trustees. We cannot assure you that we will declare or pay a dividend in the future, and nothing contained in the plan obligates us to do so. The plan does not represent a guarantee of future dividends.

     Shares will be allocated and credited to your plan accounts on the appropriate investment date.

     NO INTEREST WILL BE PAID ON CASH DIVIDENDS PENDING INVESTMENT OR REINVESTMENT UNDER THE TERMS OF THE PLAN.

19. WHAT LIMITATIONS APPLY TO OPTIONAL CASH PAYMENTS?

     For any investment date that you choose to make an optional cash payment, you must invest at least $500 but not more than $10,000. For purposes of these limitations, all plan accounts under common control, management or representation by a broker, bank or other nominee on a B & N Form will be aggregated. Optional cash payments of less than $500 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $10,000, unless we have waived such maximum limit, will be returned to you without interest after the applicable period in which the price of the common shares is determined.

20. HOW DO I MAKE OPTIONAL CASH PAYMENTS OVER THE $10,000 MAXIMUM MONTHLY
AMOUNT?

     REQUEST FOR WAIVER. Optional cash payments in excess of $10,000 per month may be made only pursuant to a request for waiver approved by us. If you wish to submit an optional cash payment in excess of $10,000 for any investment date, you must obtain our prior written approval, and a copy of such written approval must accompany any such optional cash payment.

     At least five (5) business days prior to the applicable deadline for optional cash payments for an investment date, we will determine whether to establish a threshold price (as described below) and/or a discount applicable to optional cash payments in excess of the maximum. We will make this determination in our discretion after a review of such considerations as transaction costs, current market conditions, the level of participation in the plan, and current and projected capital needs. You may ascertain whether a threshold price has been set or waived, and obtain the applicable discount, for the given month by telephoning our Investor Relations Department at (703) 394-1302.

     A request for waiver must then be received by us by U.S. mail or facsimile at (703) 288-3375 for that month at least two (2) business days before the deadline for submitting optional cash payments. We will notify you if the request for waiver has been approved no later than one business day prior to the deadline for submitting optional cash payments. Please refer to Question 14 for further procedural details with respect to submitting timely payments.

     THRESHOLD PRICE. We may establish, for any period in which the price of the common shares is determined, a minimum price applicable to optional cash payments made pursuant to requests for waiver of the $10,000 limit on optional cash payments. We will state any threshold price as a dollar amount that the average of the high and low sales price of the common shares on the Nasdaq National Market, or other applicable securities exchange, for each day of the applicable period must equal or exceed. In the event that the threshold price is not satisfied for a trading day in the applicable period, then that day and the trading prices for that day will be excluded from that period. For example, if the threshold price is not satisfied for three of the five days in a period, then the average sales price for purchases and the optional cash payments which may be invested will be based on the remaining two days when the threshold price is satisfied. For each day during the period for which the threshold price is not satisfied, 1/5 of each optional cash payment made pursuant to a request for waiver of the $10,000 limit on optional cash payments will be returned to you by check, without interest, as soon as practicable after the applicable period in which the price of the common shares is determined.

     The establishment of a threshold price and the possible return of a portion of the investment applies only to optional cash payments made pursuant to a request for waiver of the $10,000 limit on optional cash payments. Setting a threshold price for a period will not affect the setting of a threshold price for any subsequent period. We and the plan administrator are not required to provide any written notice to you as to the threshold price for any period, although we will respond to your request for that information as described above.

     WAIVER DISCOUNT. Each month we may establish a discount from the market price applicable only to optional cash payments made pursuant to a request for waiver of the $10,000 limit on optional cash payments. This discount may be between 0% and 5% of the purchase price and may vary each month. Once established for a particular month, this discount will apply uniformly to all optional cash payments made pursuant to an approved request for waiver of the $10,000 limit on optional cash payments for that month. Setting such a discount for a particular month will not affect the setting of a discount for any subsequent month. This discount will apply to the entire optional cash payment and not just to the portion that exceeds $10,000.

     The establishment of such a discount applies only to optional cash payments made pursuant to a request for waiver of the $10,000 limit on optional cash payments. All other optional cash payments will currently be made at a 3% discount from the market price (subject to change) without regard to any discount established pursuant to the preceding paragraph.

     OUR RIGHTS REGARDING APPROVAL OF WAIVER REQUESTS. WE HAVE SOLE DISCRETION WHETHER TO GRANT ANY APPROVAL FOR OPTIONAL CASH PAYMENTS IN EXCESS OF THE ALLOWABLE MAXIMUM AMOUNT. In deciding whether to approve your request for a waiver, we will consider a variety of relevant factors including, but not limited to:

     - transaction costs;

     - whether, at the time of the request, the plan administrator is acquiring newly issued shares directly from us or acquiring shares in the open market;

     - our need for additional funds;

     - the attractiveness of obtaining these additional funds through the sale of common shares as compared to other sources of funds;

     - the purchase price likely to apply to any sale of common shares;

     - the extent and nature of your prior participation in the plan;

     - the number of common shares you hold of record or beneficially; and

     - the aggregate amount of optional cash payments in excess of $10,000 for which requests for waiver have been submitted.

     If requests for waiver are submitted for any investment date for an aggregate amount in excess of the amount we are then willing to accept, we may honor these requests in order of receipt, pro rata or by any other method that we determine to be appropriate. There is no pre-established maximum limit applicable to optional cash payments that may be made pursuant to approved requests for waiver.

21. WILL I INCUR EXPENSES IN CONNECTION WITH MY PARTICIPATION UNDER THE PLAN?

     You will not pay brokerage commissions or service fees to purchase common shares through the plan. We will pay all other costs of administration of the plan. Additionally, you may elect to send the certificates for any other of our common shares that you own to the plan administrator for safekeeping, and there is no fee for this service. However, if you request that the plan administrator sell all or any portion of your shares, you must pay a nominal fee per transaction to the plan administrator, any related brokerage commissions and applicable stock transfer taxes.

REPORTS TO PARTICIPANTS

22. HOW WILL I KEEP TRACK OF MY INVESTMENTS?

     You will receive a statement of your account following each purchase of additional shares, whether by reinvestment of dividends or distributions or by optional cash payments. This detailed statement will provide you with the following information with respect to your plan account:

     - total number of common shares purchased, including fractional shares;

     - price paid per common share;

     - date of share purchases; and

     - total number of shares in your plan account.

     You should retain these statements to determine the tax cost basis of the shares purchased for your account under the plan. In addition, you will receive copies of other communications sent to our shareholders, including our annual report to shareholders, the notice of annual meeting and proxy statement in connection with our annual meeting of shareholders and Internal Revenue Service information for reporting dividends paid.

DIVIDENDS ON FRACTIONS OF SHARES

23. WILL I BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

     Yes. Any fractional share held in your plan account (see Question 16) that has been designated for participation in the dividend reinvestment program of the plan will receive a proportionate amount of any dividend declared on our common shares.

CERTIFICATES FOR SHARES

24. WILL I RECEIVE CERTIFICATES FOR SHARES PURCHASED?

     SAFEKEEPING OF CERTIFICATES. Normally, common shares purchased for you under the plan will be held in the name of the plan administrator or its nominee. The plan administrator will credit the shares to your plan account in "book-entry" form. This service protects against loss, theft or destruction of certificates evidencing common shares.

     You may also elect to deposit with the plan administrator certificates for other of our common shares that you own and that are registered in your name for safekeeping under the plan without charge. The plan administrator will credit the common shares represented by the certificates to your account in "book-entry" form and will combine the shares with any whole and fractional shares then held in your plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service is convenient if and when you sell common shares through the plan. Because you bear the risk of loss in sending certificates to the plan administrator, you should send certificates by registered mail, return receipt requested, and properly insured to the address specified in Question 7 above.

     ISSUANCE OF CERTIFICATES. No certificates will be issued to you for shares in the plan unless you submit a written request to the plan administrator or until your participation in the plan is terminated. At any time, you may request the plan administrator to send a certificate for some or all of the whole shares credited to your account. This request should be mailed to the plan administrator at the address set forth in the answer to Question 7. There is no fee for this service. Any remaining whole shares and any fractions of shares will remain credited to your plan account. Certificates for fractional shares will not be issued under any circumstances.

25. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

     Your plan account will be maintained in the name in which your certificates were registered at the time of your enrollment in the plan. Share certificates for those shares purchased under the plan will be similarly registered when issued upon your request. If your shares are held through a broker, bank or other nominee, such request must be placed through your broker, bank or other nominee.

WITHDRAWALS AND TERMINATION

26. WHEN MAY I WITHDRAW FROM THE PLAN?

     You may withdraw from the plan with respect to all or a portion of the shares held in your plan account at any time. If the request to withdraw is received prior to a dividend record date set by our Board of Trustees for determining shareholders of record entitled to receive a dividend, the request will be processed on the first business day following receipt of the request by the plan administrator.

     If the request to withdraw is received by the plan administrator on or after a dividend record date, but before the payment date, the plan administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares for your plan account. The request for withdrawal will then be processed as promptly as possible following that dividend payment date. All dividends paid subsequent to that dividend payment date will be paid in cash unless you re-enroll in the plan, which you may do at any time.

     Any optional cash payments which have been sent to the plan administrator prior to a request for withdrawal will also be invested on the next investment date unless you expressly request return of that payment in the request for withdrawal, and the request for withdrawal is received by the plan administrator at least five business days prior to the business day before the start of the five-day period in which the price of the common shares is determined.

27. HOW DO I WITHDRAW FROM THE PLAN?

     If you wish to withdraw from the plan with respect to all or a portion of the shares in your plan account, you must notify the plan administrator in writing at its address set forth in the answer to Question 7. Upon your withdrawal from the plan or our termination of the plan, certificates for the appropriate number of whole shares credited to your account under the plan will be issued free of charge. A cash payment will be made for any fraction of a share.

     Upon withdrawal from the plan, you may also request in writing that the plan administrator sell all or part of the shares credited to your plan account. The plan administrator will sell the shares as requested within ten business days after processing the request for withdrawal. You will receive the proceeds of the sale, less a nominal fee per transaction paid to the plan administrator, any brokerage fees or commissions and any applicable stock transfer taxes, generally within five business days of the sale.

28. ARE THERE ANY AUTOMATIC TERMINATION PROVISIONS?

     Your participation in the plan will be terminated if the plan administrator receives written notice of your death or adjudicated incompetency, together with satisfactory supporting documentation of the appointment of a legal representative at least five business days before the next quarterly dividend record date for purchases made through dividend reinvestments or one business day prior to the commencement of the five-day period in which the price of the common shares is determined for optional cash payments (generally the sixth business day prior to the end of the month), as applicable. In the event written notice of death or adjudicated incompetency and such supporting documentation is received by the plan administrator after such deadlines, shares will be purchased for you with the related cash dividend or optional cash payment and your participation in the plan will not terminate until after such dividend or payment has been reinvested. Thereafter, no additional purchase of shares will be made for your account and your plan shares and any cash dividends paid thereon will be forwarded to your legal representative.

OTHER INFORMATION

29. WHAT ARE SOME OF THE TAX CONSEQUENCES OF MY PARTICIPATION IN THE PLAN?

     You are encouraged to consult your personal tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchase of shares under the plan, your tax basis and holding period for shares acquired under the plan and the character, amount and tax treatment of any gain or loss realized on this disposition of shares. The following brief summary of the material federal income tax considerations applicable to the plan is for general information only, and does not constitute tax advice.

     Tax Consequences of Dividend Reinvestment Program. The following discussion summarizes certain federal income tax considerations that may be relevant to a person who elects to participate in the dividend reinvestment program under the plan.

     If you participate in the dividend reinvestment program under the plan, you will be treated for federal income tax purposes as having received, on the investment date, a distribution in an amount equal to the market price of the shares on the date the shares were acquired with reinvested dividends. You will also be treated as having received an additional distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common shares by the plan administrator from parties other than us, either on the open market or in private negotiated transactions. Such shares will have a tax basis equal to the market price of the shares on the date the shares were acquired plus your pro rata share of any brokerage fees paid by us. For federal income tax purposes, the market price of shares acquired under the plan will likely be treated as equal to 100% of the average of the high and low sale prices of shares on the related investment date. The trading value on that specific date may vary from the market price determined under the plan for such shares.

     Such distributions will be taxable as dividends to the extent of our current or accumulated earnings and profits. To the extent the distributions are in excess of our current or accumulated earnings and profits, the distributions will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the distributions in excess of your tax basis, if any, will be taxable as gain realized from the sale of your shares. In addition, if we designate part or all of our distributions as capital gain distributions, those designated amounts will be treated by you as long-term capital gains.

     Example 1:

     The following example may be helpful to illustrate the federal income tax consequences of the reinvestment of dividends at a 3% discount from the market price where the market price for tax purposes is the same as the market price determined under the plan for such shares.

Cash dividends reinvested...................................  $ 100.00
Assumed Market Price per share*.............................  $  20.00
Less 3% discount per share..................................  $ (0.60)
Net purchase price per share................................  $  19.40
Number of shares purchased ($100.00/$19.40).................  5.155
Total taxable dividend resulting from transaction and tax
  basis (20.00 X 5.155)**...................................  $ 103.10

---------------
* This price is assumed for illustrative purposes only, and will vary with the market price of the common shares.
** Assumes trading price on investment date also equals $20.00.

     Tax Consequences of the Share Purchase Program. The tax consequences relating to a discount associated with an optional cash payment are not entirely clear under current law.

Nonetheless, the Internal Revenue Service (the "IRS") has indicated in a recent private ruling issued to another REIT that the discount associated with an optional cash payment will be treated as a distribution to a participant in that REIT's dividend reinvestment and share purchase plan if and only if that participant also is enrolled in the dividend reinvestment program aspect of that plan at the time of the optional cash payment. Accordingly, if you are enrolled in the dividend reinvestment program, then you should be treated as having received a distribution, upon the purchase of shares with an optional cash payment, in an amount equal to the excess, if any, of the market price of the shares on the investment date over the amount of the optional cash payment. In addition, you will be treated as having received a distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common shares with an optional cash payment by the plan administrator from parties other than us.

     However, based on the private ruling referred to above, if you are not enrolled in the dividend reinvestment program, then you should not be treated as having received a distribution on account of the discount associated with the optional cash payment. Nonetheless, although not entirely clear under current law, you may be treated as having received a distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common shares with an optional cash payment by the plan administrator from parties other than us. You should be aware that the private ruling described above is not binding on the IRS with respect to the plan and that the tax characterization of discounts in connection with optional cash payments remains unsettled. You also should be aware that if you participate in the dividend reinvestment program, we will treat the entire amount of the excess value of shares acquired under the dividend reinvestment program and the share purchase program as a distribution for tax reporting purposes that is taxable as a dividend. It is possible, however, that all or a portion of such distribution should be treated as a tax-free return of capital and/or gain realized on the sale of shares. Notwithstanding the private ruling described above, we may determine that we should report and/or the IRS may require that we and you treat the excess value of shares acquired under the share purchase program as a distribution, regardless of whether you are enrolled in the dividend reinvestment plan. WE STRONGLY ENCOURAGE YOU TO CONSULT YOUR OWN TAX ADVISOR IN THIS REGARD.

     Shares acquired through the share purchase program under the plan should have a tax basis equal to the amount of the payment plus the pro rata amount of any brokerage commissions paid by us that is includible in your tax income and the excess, if any, of the market price of the shares purchased over the amount of the payment, but only to the extent such excess is treated as a distribution taxable as a dividend. The market price on an investment date may differ from the market price determined under the plan for such shares.

     Example 2:

     The following example may be helpful to illustrate the federal income tax consequences of the optional cash payment feature at a 3% discount from the market price where the market price for tax purposes differs from the market price determined under the plan for such shares and where you also are enrolled in the dividend reinvestment program.

Optional cash payment.......................................  $100.00
Assumed Market Price per share*.............................  $ 20.00
Less 3% discount per share..................................  $ (0.60)
Net purchase price per share................................  $ 19.40
Number of shares purchased ($100.00/$19.40).................     5.155
Total taxable dividend resulting from transaction (5.155 X
  $20.50 - $100.00)**.......................................  $  5.678

---------------
* This price is assumed for illustrative purposes only, and will vary with the market price of common shares.
** This example assumes a trading price on the investment date of $20.50.

     Your holding period for shares acquired pursuant to either program under the plan will begin on the day following the investment date. Dividends received by corporate shareholders will not be eligible for the dividends received deduction.

     You will not realize any taxable income upon receipt of certificates for whole shares credited to your account, either upon your request for certain of those shares or upon termination of participation in the plan. You will realize gain or loss upon the sale or exchange of shares acquired under the plan. You will also realize gain or loss upon receipt, following termination of participation in the plan, of a cash payment for any fractional share equivalent credited to your account. The amount of any such gain or loss will be the difference between the amount that you received for the shares or fractional share equivalent and the tax basis thereof.

     Income Tax Withholding and Administrative Expense. If you are a foreign shareholder whose dividends are subject to United States income tax withholding or a domestic shareholder whose dividends are subject to backup withholding taxes, the plan administrator will reinvest an amount equal to the dividend less the amount of any tax required to be withheld. Amounts withheld from dividends will be paid to the United States Treasury and the affected participants will be advised of the amount withheld.

     Foreign shareholders who elect to make optional cash payments only will continue to receive regular cash dividends on shares registered in their names in the same manner as if they were not participating in this plan. Funds for optional cash payments must be in United States dollars and will be invested in the same way as payments from other participants.

     While the matter is not free from doubt, based on a recent private ruling issued by the IRS, we intend to take the position that administrative expenses of the plan paid by us are not considered to be distributions to participants.

30. WHAT HAPPENS TO MY PLAN SHARES IF I SELL THEM OR TRANSFER ALL COMMON SHARES REGISTERED IN MY NAME?

     If you are a record holder and sell or transfer all of the shares registered in your name, you will still remain in the plan with respect to any plan shares held by the plan administrator and will continue to earn dividends unless you notify the plan administrator to terminate participation by giving the plan administrator a withdrawal notice prior to the next relevant dividend record date.

31. MAY SHARES IN MY ACCOUNT BE PLEDGED?

     You may not pledge any of the common shares in your plan account. Any attempted pledge of these shares will be void. If you wish to pledge shares, you must first withdraw them from the plan.

32. IF WE ISSUE RIGHTS TO PURCHASE SECURITIES TO THE HOLDERS OF COMMON SHARES, HOW WILL THE RIGHTS ON PLAN SHARES BE HANDLED?

     In the event that we make available to the holders of our common shares rights to purchase additional common shares or any other securities, the plan administrator will sell these rights (if the rights are saleable and detachable from the common shares) accruing to common shares held by the plan administrator for you and invest the proceeds in additional common shares on the next dividend payment date for the common shares. In the event these rights are not saleable or detachable, the plan will hold the rights for your benefit. If you wish to receive directly any of these rights, you may do so by sending to the plan administrator, at least five business days before the rights offering record date, a written request that certificates for shares in your account be sent to you.

33. WHAT HAPPENS IF WE DECLARE A DIVIDEND PAYABLE IN SHARES OR DECLARE A SHARE SPLIT?

     Any dividend payable in shares and any additional shares distributed by us in connection with a share split in respect of shares credited to your plan account will be added to that account. Share dividends or split shares which are attributable to shares registered in your own name and not in your plan account will be mailed directly to you as in the case of shareholders not participating in the plan.

34. HOW WILL SHARES HELD BY THE PLAN ADMINISTRATOR BE VOTED AT MEETINGS OF SHAREHOLDERS?

     If you are a record owner, you will receive a proxy card covering both directly held shares and shares held in the plan. If you hold your shares through a broker, bank or other nominee, you should receive a proxy covering shares held in the plan from your broker, bank or other nominee.

     If a proxy is returned properly signed and marked for voting, all of the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of your shares will be voted in accordance with recommendations of our Board of Trustees, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in your name may be voted only by you and only in person.

35. WHAT ARE OUR RESPONSIBILITIES AND THOSE OF THE PLAN ADMINISTRATOR UNDER THE PLAN?

     We, any of our agents and the plan administrator, will not be liable in administering the plan for any act done in good faith or required by applicable law or for any good faith omission to act, including, without limitation, any claim of liability (i) arising out of failure to terminate your account upon your death or judgment of incompetence prior to the plan administrator's receipt of notice in writing of such death or judgment of incompetence, (ii) with respect to the price at which shares are purchased and/or the times when such purchases are made, or (iii) relating to any fluctuation in the market value of the common shares.

     We, any of our agents and the plan administrator, will not have any duties, responsibilities or liabilities other than those expressly set forth in the plan or as imposed by applicable laws, including federal securities laws. Since the plan administrator has assumed all responsibility for administering the plan, we specifically disclaim any responsibility for any of the plan administrator's actions or inactions in connection with the administration of the plan. None of our trustees, officers, employees or shareholders will have any personal liability under the plan.

     We, any of our agents and the plan administrator, will be entitled to rely on completed forms and the proof of due authority to participate in the plan, without further responsibility of investigation or inquiry.

36. WHAT WILL BE MY RESPONSIBILITIES UNDER THE PLAN?

     Your plan shares may revert to the state in which you live in the event that the shares are deemed, under your state's laws, to have been abandoned by you. For this reason, you should notify the plan administrator promptly in writing of any change of address. The plan administrator will address account statements and other communications to you at the last address of record you provide to the plan administrator.

     You will have no right to draw checks or drafts against your plan account or to instruct the plan administrator with respect to any common shares or cash held by the plan administrator except as expressly provided herein.

37. MAY THE PLAN BE CHANGED OR DISCONTINUED?

     Yes. We may suspend, terminate, or amend the plan at any time. Notice will be sent to you of any suspension or termination, or of any amendment that alters the plan terms and conditions, as soon as practicable after we take such an action. We may also substitute another agent in place of the current plan administrator at any time; you will be promptly informed of any such substitution. We will determine any questions of interpretation arising under the plan and any such determination will be final.

38. ARE THERE ANY RISKS ASSOCIATED WITH THE PLAN?

     Your investment in shares held in your plan account is no different from your investment in shares held directly. Neither we nor the plan administrator can assure you a profit or protect you against a loss on the shares that you purchase. You bear the risk of any loss and enjoy the benefits of any gain from market price changes with respect to such shares. See "Risk Factors" on Page 6 and in our Current Report on Form 8-K/A filed on January 19, 2000, which is incorporated into our prospectus by reference, for a further discussion of the risks related to an investment in our common shares.

39. HOW WILL YOU INTERPRET AND REGULATE THE PLAN?

     We will interpret, regulate and take any other action in connection with the plan that we deem reasonably necessary to carry out the plan. We may adopt rules and regulations to facilitate the administration of the plan. As a participant in the plan, you will be bound by any actions taken by us or the plan administrator.

40. WHAT LAW GOVERNS THE PLAN?

     The terms and conditions of the plan and its operation will be governed by the laws of the State of Maryland.

                              PLAN OF DISTRIBUTION

     Except to the extent the plan administrator purchases common shares in the open market or in privately negotiated transactions with third parties, the common shares acquired under the plan will be sold directly by us through the plan. We may sell our common shares to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. These shares, including shares acquired through waivers granted with respect to the share purchase program of the plan, may be resold in market transactions (including coverage of short positions) on any national security exchange or automated quotation system on which our common shares trade or are quoted, or in privately negotiated transactions. Our common shares are currently eligible for quotation on the Nasdaq National Market. Under certain circumstances, it is expected that a portion of the common shares available for issuance under the plan will be issued pursuant to waivers granted with respect to the share purchase program of the plan. The difference between the price owners who may be deemed to be underwriters pay us for our common shares acquired under the plan, after deduction of the applicable discount from the market price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by these owners in connection with such transactions.

     Subject to the availability of common shares registered for issuance under the plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends. From time to time, financial intermediaries may engage in positioning transactions in order to benefit from the discount from the market price acquired through the reinvestment of dividends and optional cash payments under the plan.

     Except with respect to sales of common shares relating to reinvested dividends, we will pay any and all brokerage commissions and related expenses incurred in connection with purchases of common shares under the plan. Upon your withdrawal from the plan by the sale of common shares held under the plan, you will receive the proceeds of such sale less a nominal fee per transaction paid to the plan administrator (if such resale is made by the plan administrator at your request), any related brokerage commissions and any applicable transfer taxes.

     Common shares may not be available under the plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common shares or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                 LEGAL MATTERS

     Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Shaw Pittman, Washington, D.C., a law partnership including professional corporations. In addition, the description of federal income tax consequences contained in this prospectus under "Federal Income Tax Consequences" is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, the opinion of Shaw Pittman.

                                    EXPERTS

     The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms at:

          Public Reference Section
        Securities and Exchange Commission
        Room 1024, Judiciary Plaza
        450 Fifth Street, N.W.
        Washington, D.C. 20549

     Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

     The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is an important part of our prospectus, and all information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 12, or 15(d) of the Securities Exchange Act of 1934 until we sell all of our common shares under our prospectus.

     - The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     - The description of the common shares contained or incorporated by reference in the Registration Statement on Form 8-A filed with the SEC on February 5, 1998, as amended on February 6, 1998.

     - Current Reports on Form 8-K filed with the SEC on February 26, 1999, as amended on January 19, 2000.

     You may request a copy of these filings at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

          Ms. Lisa M. Clements
        Capital Automotive REIT
        1420 Spring Hill Road, Suite 525
        McLean, Virginia 22102
        (703) 288-3075.

----------------------------------------------------
                            ----------------------------------------------------
----------------------------------------------------
                            ----------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS OR THOSE DOCUMENTS.

              ----------------------------------------------------

                               TABLE OF CONTENTS

              ----------------------------------------------------

                                       PAGE
                                       ----
About this Prospectus................    i
Summary of the Plan..................    1
Risk Factors.........................    6
Capital Automotive...................    6
Use of Proceeds......................    8
Terms and Conditions of the Plan.....    9
  Purpose............................    9
  Options Available to
     Participants....................    9
  Advantages and Disadvantages.......   10
  Administration and Plan
     Administrator...................   12
  Participation......................   13
  Purchases and Prices of Shares.....   18
  Reports to Participants............   24
  Dividends on Fractions of Shares...   24
  Certificates for Shares............   24
  Withdrawals and Termination........   25
  Other Information..................   26
Plan of Distribution.................   33
Legal Matters........................   33
Experts..............................   34
Where You Can Find More Information..   34

                           [CAPITAL AUTOMOTIVE LOGO]
                            CAPITAL AUTOMOTIVE REIT

                 2,000,000 COMMON SHARES OF BENEFICIAL INTEREST
                      offered to shareholders, unitholders
                         and other interested investors
                         solely in connection with the
                             DIVIDEND REINVESTMENT
                            AND SHARE PURCHASE PLAN
              ----------------------------------------------------
                                   PROSPECTUS

              ----------------------------------------------------

                                          , 2000

----------------------------------------------------
                            ----------------------------------------------------
----------------------------------------------------
                            ----------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred, or to be incurred, by the Registrant in connection with the registration and issuance of the common shares being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee.

Registration Fee -- Securities and Exchange Commission......  $ 6,369
Printing and Engraving Expenses.............................   10,000
Accounting Fees and Expenses................................    5,000
Legal Fees and Expenses.....................................   30,000
Miscellaneous (including listing fees)......................   10,000
                                                              -------
          Total.............................................  $61,369
                                                              =======

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS

     Our Declaration of Trust and Bylaws authorize us to indemnify our present and former trustees and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. The Maryland General Corporation Law, as applicable to Maryland real estate investment trusts, currently provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact that such a person is or was a trustee, officer, employee or agent of a corporation, or is or was serving as a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, is mandatory in certain circumstances and permissive in others, subject to authorization by the board of trustees, a committee of the board of trustees consisting of two or more trustees not parties to the proceeding (if there does not exist a majority vote quorum of the board of trustees consisting of trustees not parties to the proceeding), special legal counsel appointed by the board of trustees or such committee of the board of trustees, or by the shareholders, so long as it is not established that the act or omission of such person was material to the matter giving rise to the proceedings and was committed in bad faith, was the result of active and deliberate dishonesty, involved such person receiving an improper personal benefit in money, property or services, or, in the case of criminal proceedings, such person had reason to believe that his or her act or omission was unlawful. Our officers and trustees are also indemnified pursuant to the Partnership Agreement and their respective employment agreements, which agreements are filed as exhibits hereto. We intend to purchase an insurance policy which purports to insure our officers and trustees against certain liabilities incurred by them in the discharge of their functions as such officers and trustees, except for liabilities resulting from their own malfeasance.

ITEM 16.  EXHIBITS

NUMBER                           DESCRIPTION
------                           -----------
 3.1     Amended and Restated Declaration of Trust of Capital
         Automotive REIT (previously filed as Exhibit 3.1 to the
         Company's Registration Statement on Form S-11 filed with the
         SEC on November 26, 1997, as subsequently amended (File No.
         333-41183) (the "Registration Statement on Form S-11") and
         incorporated herein by reference)
 3.2     Amended and Restated Bylaws of Capital Automotive REIT, as
         amended (previously filed as Exhibit 3.2 to the Company's
         Annual Report on Form 10-K for the year ended December 31,
         1999 and incorporated herein by reference)
 4.1     Specimen of certificate representing common shares of
         beneficial interest (previously filed as Exhibit 4.1 to the
         Registration Statement on Form S-11 and incorporated herein by reference)

NUMBER                           DESCRIPTION
------                           -----------
 4.2     Form of Share Warrant (previously filed as Exhibit 4.5 to
         the Company's Registration Statement on Form S-3 filed with the SEC on March 2, 1999 (File No. 333-73183) and
         incorporated herein by reference)
 4.3     Second Amended and Restated Partnership Agreement of Capital
         Automotive L.P. (previously filed as Exhibit 10.43 to the
         Company's Registration Statement on Form S-3 filed with the
         SEC on March 2, 1999 (File No. 333-73183) and incorporated herein by reference)
 5.1*    Opinion of Shaw Pittman regarding the validity of the
         Offered Securities being registered
 8.1*    Opinion of Shaw Pittman regarding certain federal income tax matters
23.1*    Consent of Shaw Pittman (included as part of Exhibits 5.1
         and 8.1)
23.2*    Consent of Arthur Andersen LLP
25       Power of Attorney (included on signature page)
99.1*    Form of Authorization Form
99.2*    Form of Broker & Nominee Form
99.3*    Form of Automatic Cash Investment Application

---------------
* Included with this filing.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the undersigned registrant(s) pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on April 6, 2000.

                                          CAPITAL AUTOMOTIVE REIT

                                          BY: /s/ THOMAS D. ECKERT
                                            ------------------------------------
                                            THOMAS D. ECKERT
                                            PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas D. Eckert and David S. Kay as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

               SIGNATURE                                    TITLE                          DATE
               ---------                                    -----                          ----
/s/ THOMAS D. ECKERT                      President and Chief Executive Officer and    April 6, 2000
---------------------------------------     Trustee (principal executive officer)
Thomas D. Eckert

/s/ DAVID S. KAY                          Vice President and Chief Financial Officer   April 6, 2000
---------------------------------------  (principal financial and accounting officer)
David S. Kay

/s/ CRAIG L. FULLER                                        Trustee                     April 6, 2000
---------------------------------------
Craig L. Fuller

/s/ DAVID GLADSTONE                                        Trustee                     April 6, 2000
---------------------------------------
David Gladstone

/s/ WILLIAM E. HOGLUND                                     Trustee                     April 6, 2000
---------------------------------------
William E. Hoglund

/s/ R. MICHAEL MCCULLOUGH                                  Trustee                     April 6, 2000
---------------------------------------
R. Michael McCullough

/s/ LEE P. MUNDER                                          Trustee                     April 6, 2000
---------------------------------------
Lee P. Munder

               SIGNATURE                                    TITLE                          DATE
               ---------                                    -----                          ----
/s/ JOHN J. POHANKA                                        Trustee                     April 6, 2000
---------------------------------------
John J. Pohanka

/s/ JOHN E. REILLY                                         Trustee                     April 6, 2000
---------------------------------------
John E. Reilly

/s/ ROBERT M. ROSENTHAL                                    Trustee                     April 6, 2000
---------------------------------------
Robert M. Rosenthal

/s/ VINCENT A. SHEEHY                                      Trustee                     April 6, 2000
---------------------------------------
Vincent A. Sheehy

/s/ WILLIAM R. SWANSON                                     Trustee                     April 6, 2000
---------------------------------------
William R. Swanson

                               INDEX TO EXHIBITS

NUMBER                           DESCRIPTION
------                           -----------
 3.1     Amended and Restated Declaration of Trust of Capital
         Automotive REIT (previously filed as Exhibit 3.1 to the
         Company's Registration Statement on Form S-11 filed with the
         SEC on November 26, 1997, as subsequently amended (File No.
         333-41183) (the "Registration Statement on Form S-11") and
         incorporated herein by reference)
 3.2     Amended and Restated Bylaws of Capital Automotive REIT, as
         amended (previously filed as Exhibit 3.2 to the Company's
         Annual Report on Form 10-K for the year ended December 31,
         1999 and incorporated herein by reference)
 4.1     Specimen of certificate representing common shares of
         beneficial interest (previously filed as Exhibit 4.1 to the
         Registration Statement on Form S-11 and incorporated herein by reference)
 4.2     Form of Share Warrant (previously filed as Exhibit 4.5 to
         the Company's Registration Statement on Form S-3 filed with the SEC on March 2, 1999 (File No. 333-73183) and
         incorporated herein by reference)
 4.3     Second Amended and Restated Partnership Agreement of Capital
         Automotive L.P. (previously filed as Exhibit 10.43 to the
         Company's Registration Statement on Form S-3 filed with the
         SEC on March 2, 1999 (File No. 333-73183) and incorporated herein by reference)
 5.1*    Opinion of Shaw Pittman regarding the validity of the
         Offered Securities being registered
 8.1*    Opinion of Shaw Pittman regarding certain federal income tax matters
23.1*    Consent of Shaw Pittman (included as part of Exhibits 5.1
         and 8.1)
23.2*    Consent of Arthur Andersen LLP
25       Power of Attorney (included on signature page)
99.1*    Form of Authorization Form
99.2*    Form of Broker & Nominee Form
99.3*    Form of Automatic Cash Investment Application

---------------
* Included with this filing.